Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Insight Molecular Diagnostics Inc. (formerly known as Oncocyte Corporation) for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Costa Mesa, CA
August 18, 2025